                                                                   EXHIBIT 10.37

                      AMENDED AND RESTATED OPTION AGREEMENT

         This AMENDED AND RESTATED OPTION AGREEMENT (this "Agreement"), dated as of November 18, 2004, amends and restates the OPTION AGREEMENT, dated November
1, 2002 (the "Option Agreement"), between PLATINUM UNDERWRITERS HOLDINGS, LTD., a company organized under the laws of the Islands of Bermuda (the "Company"), and RENAISSANCERE HOLDINGS LTD., a company organized under the laws of the
Islands of Bermuda ("RenRe").

                                    RECITALS:

         WHEREAS, the Company completed an initial public offering (the "Public
Offering") of its common shares, par value U.S.$0.01 per share (the "Common
Shares"), on November 1, 2002;

         WHEREAS, RenRe and the Company entered into an Investment Agreement, dated as of September 20, 2002 (the "Investment Agreement"), pursuant to which
RenRe agreed to purchase from the Company that number of Common Shares determined as set forth in the Investment Agreement;

         WHEREAS, pursuant to the Investment Agreement, the Company and RenRe entered into the Option Agreement pursuant to which the Company granted to
RenRe, in respect of RenRe's initial investment in the Company, an option (the
"Original Option") to purchase up to 2,500,000 Common Shares following the completion of the Public Offering at an exercise price of $27.00, which equals
120 percent of the Public Offering price per Common Share;

         WHEREAS, RenRe has proposed that the Original Option be amended to provide that any exercise thereof shall be on a net share settlement basis with payment by RenRe to the Company of cash consideration per Common Share issued upon such exercise of the then par value of such Common Share; and

         WHEREAS, the Company has determined that the Company will benefit from a reduction in the overhang on the market which arises from the Original Option, the Company has no need of the capital represented by the aggregate Original
Option Price, and it is in the best interests of the Company to amend the
Original Option in accordance with RenRe's proposal.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Option Agreement shall be amended and restated in its entirety as follows:

THE RENRE OPTION (AS DEFINED BELOW) HAS NOT BEEN REGISTERED UNDER THE U.S.
SECURITIES ACT OF 1933. NEITHER THE RENRE OPTION, NOR ANY INTEREST THEREIN, NOR
ANY COMMON SHARES DELIVERABLE UPON EXERCISE THEREOF MAY BE ASSIGNED OR OTHERWISE
TRANSFERRED, DISPOSED OF OR ENCUMBERED EXCEPT FOLLOWING RECEIPT BY PLATINUM
UNDERWRITERS HOLDINGS, LTD. (THE "COMPANY") OF EVIDENCE SATISFACTORY TO IT,
WHICH MAY INCLUDE AN OPINION OF UNITED STATES COUNSEL, THAT SUCH TRANSFER DOES
NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS AND
UPON OBTAINMENT OF ANY REQUIRED GOVERNMENT APPROVALS AND EXCEPT TO THE EXTENT
PERMITTED HEREIN. TRANSFER (AS DEFINED IN THE COMPANY'S BYE-LAWS) OF THE RENRE
OPTION OR ANY INTEREST THEREIN, OR ANY COMMON SHARES DELIVERABLE UPON EXERCISE
THEREOF, MAY BE DISAPPROVED BY THE BOARD OF DIRECTORS OF THE COMPANY IF, IN ITS
REASONABLE JUDGMENT, IT HAS REASON TO BELIEVE THAT SUCH TRANSFER MAY EXPOSE THE
COMPANY, ANY SUBSIDIARY THEREOF, ANY SHAREHOLDER OR ANY PERSON CEDING INSURANCE
TO THE COMPANY OR ANY SUCH SUBSIDIARY TO ADVERSE TAX OR REGULATORY TREATMENT IN
ANY JURISDICTION. COMMON SHARES OBTAINED UPON EXERCISE OF THE RENRE OPTION ARE
SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFER AS SET FORTH IN SECTION 6 OF
THIS AGREEMENT.

1.   (a) The Company grants RenRe an option (the "RenRe Option") to purchase up to 2,500,000 Common Shares (the "RenRe Option Shares") in accordance with the terms and conditions of this Agreement.

     (b) The RenRe Option is exercisable, in whole or in part at any time prior to November 1, 2012 (the "Exercise Period"), at an exercise price per Common
Share (the "Exercise Price") equal to $27.00 less the then par value of such
Common Share, as such Exercise Price is adjusted from time to time pursuant hereto, which Exercise Price shall be paid by reducing the number of Common
Shares obtainable upon exercise of the RenRe Option as provided in Section 1(d)
hereof. As additional consideration, in connection with any exercise of the
RenRe Option, RenRe must pay the applicable Cash Consideration to the Company in accordance with Section 2 below.

     (c) The RenRe Option may be exercised on any day during the Exercise
Period, other than a Saturday, Sunday or other day on which banking institutions in New York City or Bermuda are authorized or obligated by law or executive order to close (a "Business Day"). The RenRe Option may be exercised as provided herein until 12:01 A.M., New York City time, on the first day after the expiration of the Exercise Period.

     (d) Upon any exercise of the RenRe Option, the Exercise Price shall be paid by reducing the number of RenRe Option Shares obtainable upon such exercise so as to yield a number of RenRe Option Shares issuable upon such exercise equal to the product of (x) the number of RenRe Option Shares issuable as of the Notice
Date (if payment of the Exercise Price were being made in cash) and (y) the
Exchange Ratio. For purposes hereof, (i) "Exchange Ratio" means a fraction, the numerator of which is the excess of the Market Price per Common

                                      -2-

Share over the Exercise Price per share as of the Notice Date and the denominator of which is the Market Price per Common Share; (ii) "Market Price"
means the average of the daily Closing Price per Common Share for each of the five consecutive Trading Days ending on the Notice Date (the "Pre-Notice
Average") plus the average of the daily Closing Price per Common Share for each of the five consecutive Trading Days immediately following the Notice Date (the
"Post-Notice Average") divided by two; provided, however, that the Post-Notice
Average shall not exceed the Pre-Notice Average multiplied by 1.025 nor be less than the Pre-Notice Average multiplied by 0.975; (iii) "Trading Day" means each
Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which the
Common Shares are not traded on the applicable securities exchange or on the applicable securities market; (iv) "Closing Price" means the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ
National Market or, if the Common Shares are not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Board of Directors of the Company for that purpose; and (v)
"Notice Date" means the date upon which the Company receives written notice
(which shall be signed on behalf of RenRe and delivered or sent to the Company in accordance with Section 9 hereof) from RenRe of RenRe's exercise of the RenRe
Option, provided that the Company shall receive such notice no later than 11:59
p.m. Bermuda time on such date.

     (e) No fractional Common Share shall be issued upon any exercise of the
RenRe Option. In lieu of a fractional Common Share, RenRe shall be entitled to receive cash for the value of the fractional Common Share, which cash payment shall be equal to the product of (i) the fraction represented by the fractional
Common Share that would have been issued absent this Section 1(e) and (ii) the
Market Price.

     (f) In connection with any exercise of the RenRe Option, the Market Price, the Exercise Price, and the number of RenRe Option Shares to be issued (after giving effect to the payment of the Exercise Price as provided in Section 1(d)
hereof) will be determined by the Company within three Business Days after the last Trading Day included in the Post-Notice Average (the "Determination Date").

     (g) Notwithstanding anything to the contrary in this Agreement, RenRe's beneficial ownership interest in the Common Shares may not at any time and under any circumstances exceed 19.9% of the then outstanding Common Shares or such higher limit as the Company may approve in writing. It is agreed and understood that, prior to any exercise of the RenRe Option, RenRe shall, if necessary, dispose of such number of Common Shares so that, immediately after any exercise of the RenRe Option, except with the prior written approval of the Company,
RenRe will not beneficially own more than 19.9% of the then outstanding Common
Shares.

                                      -3-

     (h) The RenRe Option Shares upon issue will rank equally in all respects with the other Common Shares of the Company, but in no case will any RenRe
Option Shares carry any option or other right to subscribe for further additional shares.

     (i) RenRe is not, solely by virtue hereof, entitled to any rights of a shareholder in the Company either at law or in equity.

     (j) Upon any merger, amalgamation, consolidation, scheme of arrangement or similar transaction involving the Company and any third party that is not a subsidiary of the Company, or any sale of all or substantially all the assets of the Company to any third party that is not a subsidiary of the Company (each, a
"Transaction") in which all holders of Common Shares become entitled to receive, in respect of such shares, any capital stock, rights to acquire capital stock or other securities of the Company or of any other person, any cash or any other property, or any combination of the foregoing (collectively, "Transaction
Consideration"), the RenRe Option shall entitle RenRe, upon exercise thereof and payment by RenRe of the Cash Consideration, to receive all Transaction
Consideration that RenRe would have been entitled to if it had exercised the
RenRe Option in full immediately prior to the Transaction (without regard to the limitations in Section 1(g) hereof). In determining the kind and amount of
Transaction Consideration that RenRe would be entitled to receive in respect of any Transaction pursuant to this Section 1(j), RenRe shall be entitled to exercise any rights of election as to the kinds and amounts of consideration receivable in such Transaction that are provided to holders of Common Shares in such Transactions. Any adjustment in respect of a Transaction pursuant to this
Section 1(j) shall become effective immediately after the effective time of such
Transaction, retroactive to any record date therefor. The Company shall take such action as is necessary to ensure that RenRe shall be entitled to receive
Transaction Consideration upon the terms and conditions provided in this Section
1(j). Notwithstanding the foregoing, if an adjustment is made pursuant to this
Section 1(j) in respect of a Transaction that involves a Change of Control (as defined below), RenRe shall be entitled to exercise the RenRe Option pursuant to this Section 1(j) without regard to Section 1(g) hereof. A Transaction is deemed to have involved a "Change of Control" if the beneficial owners of the outstanding Common Shares immediately prior to the effective time of such
Transaction are not the beneficial owners of a majority of the total voting power of the surviving or acquiring entity in the Transaction, as the case may be, immediately after such effective time.

2.   (a) To exercise the RenRe Option in accordance with Section 1 hereof,
RenRe shall provide written notice to the Company of its intention to exercise all or a portion of the RenRe Option. Such notice must indicate the number of the RenRe Option Shares RenRe intends to purchase upon exercise of the RenRe
Option (prior to giving effect to the payment of the Exercise Price pursuant to
Section 1(d) hereof).

     (b) On the Determination Date, the Company shall deliver written notice to
RenRe of the number of RenRe Option Shares to which RenRe is entitled as a result of the exercise of the RenRe Option. Upon payment by RenRe to the Company of the Cash Consideration (which

                                      -4-

may be made by check, cash or wire transfer), the Company shall promptly (but in no event later than the third Business Day after receipt of such payment from
RenRe) deliver to RenRe the RenRe Option Shares, and shall pay to RenRe the cash in lieu of any fractional Common Share, which may be paid by check, cash or wire transfer. The "Cash Consideration" means an amount equal to the product of (i)
the number of RenRe Option Shares to which RenRe is entitled as a result of the exercise of the RenRe Option (after giving effect to the payment of the Exercise
Price pursuant to Section 1(d) hereof) and (ii) the then per share par value of a Common Share. Any increase in the par value of the Common Shares from $0.01 per Common Share which would have the effect of increasing the Cash
Consideration, other than in the case of any of the actions described in
Sections 3(a)(B) and 3(a)(C) hereof which includes a proportionate adjustment in the par value, shall be subject to the prior written consent of RenRe.

     (c) Notwithstanding anything to the contrary in this Agreement, the RenRe
Option may not be exercised under this Agreement unless the required regulatory approvals set forth in Section 5 shall have been obtained.

3.   (a) In case the Company:

               (A) declares or pays a dividend or makes any other distribution with respect to its capital stock in Common Shares such that the number of Common Shares outstanding is increased,

               (B) subdivides or splits-up its outstanding Common Shares, such that the number of Common Shares outstanding is increased,

               (C) combines its outstanding Common Shares into a smaller number of Common Shares or

               (D) effects any reclassification of the Common Shares other than a change in par value (including any such reclassification in connection with an amalgamation or merger in which the Company is the surviving entity or a reincorporation of the Company),

     the number of RenRe Option Shares issuable upon exercise of the RenRe
     Option shall be proportionately adjusted so that RenRe will be entitled to receive the kind and number of Common Shares or other securities of the
     Company which it would have been entitled to receive after the happening of any of the events described above if the RenRe Option had been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 3(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     (b) In case the Company issues rights, options or warrants to all holders of its outstanding Common Shares entitling them to subscribe for or purchase
Common Shares at a price per Common Share which is lower at the record date mentioned below than the then Current Market Value (as defined in Section 3(d)), the number of RenRe Option Shares that RenRe may purchase thereafter upon the exercise of the

                                      -5-

RenRe Option (prior to giving effect to the payment of the Exercise Price pursuant to Section 1(d) hereof) will be determined by multiplying the number of
RenRe Option Shares theretofore purchasable upon exercise of the RenRe Option by a fraction, of which the numerator is the sum of (A) the number of Common Shares outstanding on the record date for determining shareholders entitled to receive such rights, options or warrants plus (B) the number of additional Common Shares offered for subscription or purchase, and of which the denominator shall be the sum of (A) the number of Common Shares outstanding on the record date for determining shareholders entitled to receive such rights, options or warrants plus (B) the number of shares which the aggregate offering price of the total number of Common Shares so offered would purchase at the Current Market Value
(as defined below in Section 3(d)) per Common Share at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

     (c) In the event the Company distributes to all holders of its Common
Shares any of the capital stock of any of its subsidiaries (each, a
"Subsidiary"), the RenRe Option will upon such distribution be deemed to be an option to acquire the kind and number of shares of the capital stock of the
Subsidiary which RenRe would have been entitled to receive after such distribution had the RenRe Option been exercised immediately prior to such distribution or any record date with respect thereto. The roll-over of the RenRe
Option into an option to acquire shares of capital stock of the applicable
Subsidiary pursuant to this Section 3(c) will become effective immediately after the effective date of the distribution of shares of the capital stock of the applicable Subsidiary to shareholders of the Company described above.

     (d) For the purpose of any computation under Section 3(b), the "Current
Market Value" of such Common Shares on a specified date is deemed to be the average daily Closing Price per Common Share for each of the ten consecutive
Trading Days ending on the day before the applicable record date.

     (e) In the event the Company shall, in any calendar year, by dividend or otherwise, distribute to all or substantially all holders of its Common Shares
(the "Current Distribution") (i) any dividend or other distribution of cash, evidences of indebtedness, or any other assets or properties (other than as described in Sections 3(a) through 3(c) above) or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing, with a fair value (as determined in good faith by the Company's Board of Directors) per
Common Share that, when combined with the aggregate amount per Common Share paid in respect of all other such distributions to all or substantially all holders of its Common Shares within such calendar year, exceeds (1) for calendar year
2003, the Initial Dividend (as defined below) or (2) for any subsequent calendar year, an amount equal to the Initial Dividend increased at a rate of 10% per annum from January 1, 2003, compounded annually on December 31 of each year commencing in 2003 (such excess of the Current Distribution being herein referred to as the "Excess Distribution Amount"), the per share Exercise Price in effect immediately prior to the close of business on the date fixed for such payment shall be reduced by the Excess Distribution Amount, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for such payment. The "Initial Dividend" means the distributions described in items (i) and (ii) above per Common Share paid by the
Company to all or substantially all holders of its Common Shares during the 2003 calendar year as determined by the Company's Board of Directors, up to a maximum of $0.44 per Common Share.

                                      -6-

     (f) Whenever the number of Common Shares purchasable by RenRe upon the exercise of the RenRe Option is adjusted, as herein provided, the Exercise Price shall be adjusted by multiplying the Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of RenRe
Option Shares purchasable upon the exercise of the RenRe Option immediately prior to such adjustment, and of which the denominator shall be the number of
RenRe Option Shares purchasable immediately thereafter (in each case, prior to giving effect to the payment of the Exercise Price pursuant to Section 1(d)
hereof).

     (g) No adjustment in the number of RenRe Option Shares issuable upon the exercise of the RenRe Option need be made under Section 3(b) and (c) if the
Company issues or distributes, pursuant to this Agreement, to RenRe the shares, rights, options, warrants, securities or assets referred to in those Sections which RenRe would have been entitled to receive had the RenRe Option been exercised prior to the happening of such event or the record date with respect thereto. Other than for adjustments in the Cash Consideration (which are subject to Section 2(b) hereof), no adjustment need be made for a change in the par value of the RenRe Option Shares.

     (h) For the purpose of this Section 3, the term "Common Shares" shall mean
(i) the class of stock consisting of the Common Shares of the Company, or (ii)
any other class of stock resulting from successive changes or reclassification of such shares other than consisting solely of changes in par value. In the event that at any time, as a result of an adjustment made pursuant to Section
3(a) above, RenRe will become entitled to receive any securities of the Company other than Common Shares, thereafter the number of such other securities so receivable upon exercise of the RenRe Option and the Exercise Price of such securities will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the
RenRe Option Shares contained in Sections 3(a) through 3(f), inclusive, above;
provided, however, that the Exercise Price will at no time be less than the aggregate par value of the Common Shares or other securities of the Company obtainable upon exercise of the RenRe Option.

     (i) In the case of Section 3(b), upon the expiration of any rights, options or warrants or if any thereof shall not have been exercised, the Exercise Price and the number of Common Shares purchasable upon the exercise of the RenRe
Option shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only Common
Shares so issued were the Common Shares, if any, actually issued or sold upon the exercise of such rights, options or warrants and (B) such Common Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options or warrants whether or not exercised; provided, further, that no such readjustment may have the effect of increasing the Exercise Price or decreasing the number of
Common Shares purchasable upon the exercise of the RenRe Option by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant or such rights, options or warrants.

     (j) In the case of Section 3(b), on any change in the number of Common
Shares deliverable upon exercise of any such rights, options or warrants, other than a change resulting

                                      -7-

from the antidilution provisions hereof, the number of RenRe Option Shares thereafter purchasable shall forthwith be readjusted to such number as would have been obtained had the adjustment made upon the issuance of such rights, options or warrants not converted prior to such change (or rights, options or warrants related to such securities not converted prior to such change) been made upon the basis of such change.

     (k) The Company may at its option, at any time during the term of the RenRe
Option, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company, including such reductions in the Exercise Price as the Company considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

4.   The Company undertakes to use commercially reasonable efforts to increase
(if necessary) its authorized share capital to a level sufficient to satisfy any exercise of the RenRe Option.

5.   (a) For so long as the RenRe Option is exercisable hereunder, each party hereto shall (i) use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all governmental authorities and officials that may be or become necessary for the performance of its obligations pursuant to this Agreement and (ii) cooperate reasonably with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. The parties hereto agree to cooperate reasonably, complete and file any joint applications for any authorizations from any governmental authorities reasonably necessary or desirable to effectuate the transactions contemplated by this Agreement. The parties hereto agree that they will keep each other apprised of the status of matters relating to the exercise of the
RenRe Option, including reasonably promptly furnishing the other with copies of notices or other communications received by the Company or RenRe, from all third parties and governmental authorities with respect to the RenRe Option.

     (b) For so long as the RenRe Option is exercisable, the Company and RenRe agree to reasonably promptly prepare and file, if necessary, any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR
Act") with the Federal Trade Commission (the "FTC") and the Antitrust Division
of the Department of Justice (the "DOJ") in order to enable RenRe to exercise such RenRe Option pursuant to this Agreement. Each party hereby covenants to cooperate reasonably with the other such party to the extent reasonably necessary to assist in making reasonable supplemental presentations to the FTC or the DOJ, and, if requested by the FTC or the DOJ, to reasonably promptly amend or furnish additional information thereunder.

     (c) Any reasonable out-of-pocket costs and expenses arising in connection with actions taken pursuant to this Section 5 shall be borne by RenRe.

6.   (a) The RenRe Option and the RenRe Option Shares may not be assigned or otherwise transferred, disposed of or encumbered by RenRe (or any subsequent transferee) in whole or in part except as provided in this Section 6.
Notwithstanding anything to the contrary in this Agreement, RenRe may, at any time, assign or otherwise transfer, dispose or encumber

                                      -8-

the RenRe Option or the RenRe Option Shares in whole or in part to any direct or indirect wholly owned subsidiary of RenRe, provided that such transferee shall enter into an option agreement with the Company that is substantially identical to this Agreement.

     (b) In the event of a merger of RenRe into another person, or a sale, transfer or lease to another person of all or substantially all the assets of
RenRe, the RenRe Option or the RenRe Option Shares may be transferred as part of such transaction to the other party to such transaction.

     (c) On and after November 1, 2004, RenRe may transfer the RenRe Option or the RenRe Option Shares, in whole or in part, in one or more private transaction(s) to up to three institutional accredited investors; provided, however, that any proposed transfer is conditioned upon:

          (i) receipt by the Company of evidence satisfactory to it, which may include an opinion of United States counsel, that such transfer would not require registration under the Securities Act or state securities laws and upon the obtainment of any required government approvals (which approvals the Company agrees to use commercially reasonable efforts to assist in obtaining); and

          (ii) the proposed transferee executing and delivering instruments reasonably acceptable to the Company acknowledging:

               (A) that the transferee may not offer, sell, assign, pledge or otherwise transfer the RenRe Option or any RenRe Option Shares except pursuant to an effective registration statement under the Securities
          Act of 1933, as amended (the "Securities Act"), covering such RenRe
          Option Shares or pursuant to an available exemption from the registration requirements of the Securities Act and in compliance with all applicable state securities laws;

               (B) that the Company is entitled to decline to register any transfer (as defined in the Company's bye-laws) of RenRe Option
          Shares, and any transfer of RenRe Option and RenRe Option Shares shall be void, unless (i) such transfer is made pursuant to and in accordance with Rule 144 (provided that the Company (or its designated agent for such purpose) may request a certificate satisfactory to it of compliance by the transferor with the requirements of Rule 144),
          (ii) such transfer is made pursuant to another available exemption from the registration requirements of the Securities Act (provided that, if not already a party hereto, the intended transferee agrees to abide by the provisions of this Section 6(c)(ii), and provided, further, that, if the Company requests, the transferor first provides the Company (or such agent) with evidence satisfactory to it, which may include an opinion of U.S. counsel satisfactory to the Company, to the effect that such transfer is made pursuant to another available exemption from the registration requirements of the Securities Act),
          (iii) such transfer is made pursuant to an effective registration statement under the Securities Act covering the RenRe Option Shares being transferred, including a registration statement filed pursuant

                                      -9-

          to the Transfer Restrictions, Registrations Rights and Standstill
          Agreement dated November 1, 2002 between the Company and RenRe (the
          "Transfer Restrictions, Registration Rights and Standstill
          Agreement"), and in all cases pursuant to this clause (B) such transfer is in compliance with all applicable state securities laws
          (the Company being entitled to waive or modify the foregoing transfer requirements, generally or in any particular case, to the extent that it determines, on advice of U.S. counsel, that compliance with such requirements is not necessary to ensure compliance with the Securities
          Act or any applicable state securities laws, or such modification is necessary to ensure compliance with the Securities Act or any applicable state securities laws, as the case may be) and (iv) such transferee agrees to be bound by the provisions of this Agreement;

               (C) that, except as provided below, no RenRe Option Share shall be held in book-entry form, and each certificate representing a RenRe
          Option Share shall be evidenced by a certificate bearing a restrictive legend (the "Legend") substantially in the form set forth below:

          THE COMMON SHARES EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, ASSIGNED,
          PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE
          REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OF 1933 (THE
          "SECURITIES ACT") OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION
          REQUIREMENTS OF THE SECURITIES ACT AND COMPLIANCE WITH APPLICABLE
          STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE HELD IN BOOK-ENTRY FORM.
          SUCH SHARES ARE ALSO SUBJECT TO RESTRICTIONS ON TRANSFER (AS DEFINED
          IN THE BYE-LAWS OF THE COMPANY) SET FORTH IN THE TRANSFER
          RESTRICTIONS, REGISTRATION RIGHTS AND STANDSTILL AGREEMENT, DATED
          NOVEMBER 1, 2002, BETWEEN PLATINUM UNDERWRITERS HOLDINGS, LTD. (THE
          "COMPANY") AND RENAISSANCERE HOLDINGS LTD., WHICH MAY REQUIRE, AMONG
          OTHER THINGS, THE PRIOR RECEIPT BY THE COMPANY FROM THE TRANSFEROR OR
          THE TRANSFEREE OF EVIDENCE SATISFACTORY TO IT, WHICH MAY INCLUDE AN
          OPINION OF U.S. COUNSEL OR UNDERTAKINGS TO BE BOUND BY SUCH AGREEMENT.
          SUCH SHARES ARE ALSO SUBJECT TO RESTRICTIONS IN THE BYE-LAWS OF THE
          COMPANY, INCLUDING RESTRICTIONS ON TRANSFER AND VOTING INTENDED TO
          ENSURE THAT NO PERSON BECOMES OR IS DEEMED TO BECOME A 10% SHAREHOLDER
          OF THE COMPANY (AS EXPLAINED IN SUCH BYE-LAWS).

               (D) that the transferee shall become a party to the Transfer
          Restrictions, Registration Rights and Standstill Agreement, with the attendant rights and obligations thereunder; provided, further, that any proposed transfer may be disapproved by the Board of Directors of the Company if, in their reasonable judgment, they have reason to believe that such transfer may expose

                                      -10-

          the Company, any subsidiary thereof, any shareholder or any person ceding insurance to the Company or any such subsidiary to adverse tax or regulatory treatment in any jurisdiction. In connection with or following any transfer of RenRe Option Shares in accordance with clause (i) or (iii) of Section 6(c)(ii)(B) (except in the case of a transfer of RenRe Option Shares to an "affiliate" of RenRe, as such term is defined in the Securities Act, in accordance with clause (i)
          of Section 6(c)(ii)(B)), and upon the surrender of any certificate or certificates representing such RenRe Option Shares to the Company (or such agent), the Company shall cause to be issued in exchange therefor a new certificate or certificates that represent the same Common
          Shares and do not bear the Legend (or shall permit such shares to be held in book-entry form). The Company shall use commercially reasonable efforts to cause each RenRe Option Share transferred as contemplated by clause (i) or (iii) of Section 6(c)(ii)(B) to be duly listed on each securities exchange, and to be accepted for quotation in each interdealer quotation system, on or in which any Common Shares are listed or quoted at the time of such transfer (provided that the approval for such listing or quotation has been obtained -------- by the Company), in each case so that the RenRe Option Share so transferred will be freely transferable on each such exchange and in each such system to the same extent as the Common Shares then listed thereon or quoted therein; and

               (E) such transferee shall not become a "10% Shareholder" (as defined below in this Section 6(c)) immediately after such transfer
          (assuming for purposes of this determination that the RenRe Option
          Shares were actually owned by the transferee); and

          (iii) such transfer not resulting, directly or indirectly, in a transfer to any Specified Person (as defined below) of more than 9.9% of the Common Shares outstanding at the time of such transfer, or the right to acquire pursuant to the RenRe Option more than 9.9% of the Common Shares outstanding at the time of such transfer, except in the following circumstances: (A) in connection with any tender offer or exchange offer made to all holders of outstanding Common Shares; (B) to any Wholly Owned
     Subsidiary (as defined in the Transfer Restrictions, Registration Rights and Standstill Agreement) of RenRe provided that such Wholly Owned
     Subsidiary agrees in writing with the Company to the same transfer restrictions as are contained in this Section 6(c); or (C) a transfer by operation of law upon consummation of a merger or consolidation of RenRe into another Person (as defined in the Investment Agreement). For purposes of this Section 6(c)(iii), "Specified Person" means any Person that generates 50% or more of its gross revenue in its most recent fiscal year for which financial statements are available by writing property or casualty insurance or reinsurance.

As used herein, "10% Shareholder" means a person who owns, in aggregate, (i)
directly, (ii) with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of Sections
958(a) and 958(b) of the Code or (iii) beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the United States Securities

                                      -11-

Exchange Act of 1934, issued shares of the Company carrying 10% or more of the total combined voting rights attaching to all issued shares.

     (d) In connection with any proposed transfer of all or a portion of the
RenRe Option pursuant to Section 6(c), the Company shall prepare an option agreement (or, in the case of a partial transfer, option agreements)
substantially identical to this Agreement with the transferee (and transferor, in the case of partial transfer) upon surrender to the Company of the existing option agreement prior to the consummation of the transfer. Upon the execution of such option agreement by the transferee and the Company and the consummation of the transfer, the transferee shall have such rights and obligations with respect to the number of RenRe Option Shares covered by the portion of the RenRe
Option transferred to such transferee as the rights and obligations of RenRe to such portion hereunder.

     (e) Any transferee of all or part of the RenRe Option pursuant to Section
6(c) hereof (or any subsequent transferee who holds any portion of the RenRe
Option as a result of a transfer pursuant to this Section 6(e)) may transfer, in whole but not in part, the RenRe Option to a subsequent transferee; provided that any such transfer shall be subject to the terms and conditions set forth in
Sections 6(c) and 6(d) hereof.

7.   The issuance of share certificates upon the exercise of the RenRe Option shall be without charge to RenRe. The Company shall pay, and indemnify RenRe from and against, any issuance, stamp, documentary or other taxes (other than transfer taxes and income taxes), or charges imposed by any governmental body, agency or official by reason of the exercise of the RenRe Option or the resulting issuance of RenRe Option Shares.

8.   This Agreement may not be amended except in a written instrument signed by the Company and RenRe.

9.   All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by facsimile and by e-mail transmission addressed as follows (or to such other address as a party may designate by written notice to the others) and shall be deemed given on the date on which such notice is received:

                                      -12-

         If to RenRe:

         RenaissanceRe Holdings Ltd.
         Renaissance House
         8-12 East Broadway
         Pembroke HM 19 Bermuda
         Attention: Stephen H. Weinstein
                    General Counsel
         Facsimile: (441) 296-5037
         E-mail:    shw@renre.com

         with a copy to:

         John S. D'Alimonte
         Willkie Farr & Gallagher
         787 Seventh Avenue
         New York, New York 10019
         Facsimile: (212) 728-8111

         E-mail:    jd'alimonte@willkie.com

         If to the Company:

         Platinum Underwriters Holdings, Ltd.
         The Belvedere Building
         69 Pitts Bay Road

         Pembroke HM08
         Bermuda

         Attention: Michael E. Lombardozzi
                    Executive Vice President, General Counsel
                    and Secretary
         Facsimile: (441) 292-4720
         E-mail:    mlombardozzi@platinumre.com

         with a copy to:

         Linda E. Ransom
         Dewey Ballantine LLP
         1301 Avenue of the Americas
         New York, New York 10019
         Facsimile: (212) 259-6333

         E-mail:    lransom@dbllp.com

10. This Agreement, the Transfer Restrictions, Registration Rights and
Standstill Agreement (which, for the avoidance of doubt, shall apply to any
Common Share issued under this Agreement in the same manner as to any Common
Shares that were issuable the Option Agreement) and the Investment Agreement constitute the entire agreement between the parties

                                      -13-

hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

11.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

12.  This Agreement may not be assigned by any party hereto, except to a party to whom RenRe transfers the RenRe Option or RenRe Option Shares in accordance with Section 6 of this Agreement or Section 2 of the Transfer Restrictions,
Registration Rights and Standstill Agreement, and then only in accordance with those sections.

13.  The headings contained in this Agreement are for convenience only and do not affect the meaning or interpretation of this Agreement.

14.  (a) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York (without regard to principles of conflict of laws).

     (b) The parties hereto shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement, including effect, validity, breach, interpretation, performance, or enforcement (collectively, a
"Dispute") to binding arbitration in New York, New York at the offices of
Judicial Arbitration and Mediation Services, Inc. ("JAMS") before an arbitrator
(the "Arbitrator") in accordance with JAMS' Comprehensive Arbitration Rules and
Procedures and the Federal Arbitration Act, 9 U.S.C. ss.ss. 1 et seq. The
Arbitrator shall be a former judge selected from JAMS' pool of neutrals. The parties agree that, except as otherwise provided herein respecting temporary or preliminary injunctive relief, binding arbitration shall be the sole means of resolving any Dispute. Judgment on any award of the Arbitrators may be entered by any court of competent jurisdiction.

     (c) The costs of the arbitration proceeding and any proceeding in court to confirm or to vacate any arbitration award or to obtain temporary or preliminary injunctive relief as provided in Section 14(d) below, as applicable (including, without limitation, actual attorneys' fees and costs), shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator's decision, unless the Arbitrator shall otherwise allocate such costs in such decision.

     (d) This Section 14 shall not prevent the parties hereto from seeking or obtaining temporary or preliminary injunctive relieve in a court for any breach or threatened breach of any provision hereof pending the hearing before and determination of the Arbitrator. The parties hereby agree that they shall continue to perform their obligations under this Agreement pending the hearing before and determination of the Arbitrator, it being agreed and understood that the failure to so provide will cause irreparable harm to the other party hereto and that the putative breaching party has assumed all of the commercial risks associated with such breach or threatened breach of any provision hereof by such party.

                                      -14-

     (e) The parties agree that the State and Federal courts in The City of New
York shall have jurisdiction for purposes of enforcement of their agreement to submit Disputes to arbitration and of any award of the Arbitrator.

                                      -15-

         IN WITNESS WHEREOF, each of the parties hereto has caused this
AGREEMENT to be duly executed by a duly authorized officer as of the date and year first above written.

                             PLATINUM UNDERWRITERS
                             HOLDINGS, LTD.

                             By:   /s/ Gregory E.A. Morrison
                                   --------------------------------------------
                                   Name:  Gregory E.A. Morrison
                                   Title: President and Chief Executive Officer

                             RENAISSANCERE HOLDINGS LTD.

                             By:   /s/ John D. Nichols Jr.
                                   --------------------------------------------
                                   Name:  John D. Nichols Jr.
                                   Title: Executive Vice President

                                      -16-